SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2003

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	23-2908963
(State or other jurisdiction of incorporation)	(SEC File No.)	(IRS Employer Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements: None

(b) Exhibits:

99	Press Release Announcing: Annual Meeting

Item 12. Press Releases

On April 15, 2003, CNB Financial Corporation held its annual meeting. The shareholders reelected the four incumbent directors: Robert E. Brown, James P. Moore, Robert C. Penoyer, and Joseph L. Waroquier, Sr. These directors were elected to serve the board until the Annual Meeting in the year 2006 or until their 70th birthday.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB FINANCIAL CORPORATION

Date: April 21, 2003	By:	/s/ JOSEPH B. BOWER, JR.
Joseph B. Bower, Jr. Treasurer